Bankwell Financial Group 1Q21 Investor Presentation

2 Safe Harbor This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic is adversely affecting Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown.

3 Table of Contents • 1Q21 Performance • 2021 Outlook • ALLL & Non-Performing Loans • Capital • Bankwell History & Overview

1Q21 Performance

5 1Q21 Summary • $5.69 million reported net income, or $0.71 earnings per share, including a one-time benefit of $0.09 EPS due to a federal payroll tax credit1 for COVID-19-impacted small businesses, available as part of the Employee Retention Credit (“ERC”) program under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) • Pre-tax, pre-provision net revenue (“PPNR”)2 of $6.97 million; 48% year-over-year increase • Solid quarterly loan growth of $63 million, or 4%, excluding PPP loans ̶ $19 million PPP loans remain at end of 1Q21, with an additional ~$3 million of loans forgiven through 4/22/21 • Continued success with Core Business deposit generation, enabling further deposit cost reductions and improved deposit mix • 10 basis point linked quarter deposit cost reduction • Maintained strong capital and liquidity during the quarter • Net Interest Margin (“NIM”) of 2.74%, negatively impacted by ~35 basis points due to excess liquidity • Repurchased 65,626 shares at an average price of $21.66 per share • The Company declared a 2Q21 dividend of $0.14 per share 1 Subject to IRS review & approval 2 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

6 1Q21 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • Net Income / EPS $5.7 million / $0.71 EPS • PPNR $7.0 million • Return on Average Assets 1.02% • Return on Average Equity 12.67% • $1.7 billion of gross loans • $1.9 billion of deposits • 1.24% ALLL excluding PPP loans • Dividend of $0.14 per share paid • $23.99 Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 8.82% Tier1/CET1 / RWA 11.02% Total Capital / RWA 12.17%

1Q21 Consolidated Financial Statements
Linked Quarter

Dollars in millions, except per share data

Income Statement	1Q21	4Q20	Var[1]
Total Interest Income	$18.8	$19.1	$(0.4)
Total Interest Expense	$4.1	$4.8	$0.7
Net Interest Income	*$14.7*	*$14.3*	*$0.4*
Non-Interest Income[2]	$2.0	$0.6	$1.3
Non-Interest Expense	$9.6	$13.7	$4.1
Pre-Tax, Pre-Provision Net Revenue	**$7.0**	**$1.2**	**$5.7**
Credit/Provision for Loan Losses	$(0.3)	$0.7	$1.0
Pre-Tax Income	$7.3	$0.5	$6.8
Income Tax Expense	$1.6	$0.2	$(1.4)
Reported Net Income	**$5.7**	**$0.3**	**$5.4**
EPS	**$0.71**	**$0.04**	**$0.67**
Pre-Tax, Pre-Provision Net Revenue per share[3]	***$0.89***	***$0.16***	***$0.73***

Balance Sheet	1Q21	4Q20	Var[1]
Cash & Cash Equivalents	$362	$410	$(48)
Investment Securities	$102	$107	$(5)
Loans Receivable, net	$1,650	$1,602	$48
All Other Assets	$131	$136	$(5)
Total Assets	**$2,244**	**$2,254**	**$(9)**
Total Deposits	$1,860	$1,827	$32
Total Borrowings	$150	$200	$(50)
Other Liabilities	$46	$50	$(3)
Total Liabilities	**$2,057**	**$2,077**	**$(21)**
Equity	$188	$177	$11
Total Liabilities & Equity	**$2,244**	**$2,254**	**$(9)**

[1] Variances are rounded based on actual whole dollar amounts
[2] 1Q21 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses
[3] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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1Q21 Consolidated Financial Statements
Prior Year

Dollars in millions, except per share data

Income Statement	1Q21	1Q20	Var[1]
Total Interest Income	$18.8	$20.1	$(1.3)
Total Interest Expense	$4.1	$6.8	$2.7
Net Interest Income	*$14.7*	*$13.3*	*$1.4*
Non-Interest Income[2]	$2.0	$1.1	$0.9
Non-Interest Expense	$9.6	$9.7	$0.1
Pre-Tax, Pre-Provision Net Revenue	**$7.0**	**$4.7**	**$2.3**
Credit/Provision for Loan Losses	$(0.3)	$3.2	$3.5
Pre-Tax Income	$7.3	$1.5	$5.8
Income Tax Expense	$1.6	$0.2	$(1.4)
Reported Net Income	**$5.7**	**$1.4**	**$4.3**
EPS	**$0.71**	**$0.17**	**$0.54**
Pre-Tax, Pre-Provision Net Revenue per share[3]	***$0.89***	***$0.60***	***$0.29***

Balance Sheet	1Q21	1Q20	Var[1]
Cash & Cash Equivalents	$362	$210	$152
Investment Securities	$102	$101	$1
Loans Receivable, net	$1,650	$1,602	$48
All Other Assets	$131	$141	$(10)
Total Assets	**$2,244**	**$2,054**	**$191**
Total Deposits	$1,860	$1,681	$179
Total Borrowings	$150	$150	$0
Other Liabilities	$46	$52	$(6)
Total Liabilities	**$2,057**	**$1,883**	**$173**
Equity	$188	$170	$18
Total Liabilities & Equity	**$2,244**	**$2,054**	**$191**

[1] Variances are rounded based on actual whole dollar amounts
[2] 1Q21 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses
[3] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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2021 Outlook

10 2021 Outlook Reiterating 2021 outlook: • Provision expense in 2021 to be well below 2020 • Expected loan growth (excluding PPP) of ~5%, with upside potential • Steady loan yields • Continued decrease in funding costs • Full year 2021 NIM expected to be 3.00% - 3.15% • Growth in non-interest income from SBA loan sales • Adjusted for one-time charges, 2021 non-interest expense trending 2% - 3% lower versus 2020 ̶ 2021 exit run rate savings of ~5% once office consolidation cost savings fully realized • The Company will retire $10 million of existing subordinated debt on May 15th,resulting in a quarterly run rate pre-tax savings of ~$150 thousand

Positive Outlook For Cost of Deposits


Quarterly Cost of Deposits
1.59%
1.52%
1.16%
0.93%
0.77%
~0.69%
0.67%
(actual)
~0.62%
~0.56%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21 Est
4Q Investor Presentation
Current Estimate

- Lowered deposit pricing across all products as of March 1st, 2021; **on track to deliver or beat prior guidance**
- Increased noninterest-bearing deposits by $112 million since 1Q20, representing 15% of total deposits compared to 10% at 1Q20
- 2H'21 favorable outlook given current market conditions
  - ~$160 million retail CDs maturing in 2H'21, at an average rate of 1.60%
  - Runoff of excess liquidity will help reduce deposit costs

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12 Recent Trends Steadily Improving Deposit Mix 2018 2019 2020 1Q21 2Q21 Est Brokered Deposits Retail CDs Core Deposits $1,502 $1,492 Dollars in millions $1,827 ~$1,850 1 Core Deposits include Business and Consumer checking, savings and money market accounts 2 Percentages exclude COVID-19-related liquidity of $53 million (brokered deposits) 3 Wholesale ratio defined as brokered deposits and FHLB borrowings to total assets 2 Core Commercial 46% 50% 61% 63% ~63% Core Consumer 54% 50% 39% 37% ~37% 1 $1,860 • Through 2H’21, scheduled maturities and continued efforts on commercial relationships will drive further deposit mix & price improvements • $100 million FHLB borrowings replaced by lower cost brokered deposits ($50 million in 1Q, $50 million in 2Q); no impact to Wholesale ratio3 • Wholesale ratio expected to be less than 18% throughout 2021, lowest since 2014 IPO 24.9% 24.9% 24.9% 23.4% 20.6% 19.8% 17.1% 15.0% 20.0% 25.0% 30.0% 2015 2016 2017 2018 2019 2020 1Q21 4Q21 Est Wholesale Ratio 53.4% 55.3% 66.9% 67.9% 68.4% 28.1% 28.6% 20.7% 18.1% 15.2% 18.5% 16.2% 12.4% 14.4% 16.4%

13 Core Deposit Composition Expanding Commercial Relationships 1 Core deposits exclude all brokered deposits and all time deposits Dollars in millions 1 39%61% Dec-20 37%63% 1Q21 54% 46% Dec-18Consumer Commercial $369 $377 $372 $396 $409 $393 $461 $584 $725 $788 $156 $147 $142 $162 $178 $154 $198 $218 $255 $263 $100 $150 $200 $250 $300 $350 $150 $250 $350 $450 $550 $650 $750 $850 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Commercial Deposits Total Non-Interest Bearing Commercial deposits grew $63 million in 1Q21: ̶ $22 million commercial business relationships ̶ $41 million municipal deposits

14 1 Weighted average yield based on active loans as of 12-31 for each of the respective years & 3-31 for 1Q21 Dollars in millions Loan Portfolio Trends Loan Portfolio Yields excluding PPP loans $1,605 $1,604 $1,591 $1,654 4.64% 4.58% 4.25% 4.26% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 2018 2019 2020 1Q21 Gross Loan Balance Portfolio Yield 1 • 2Q21 pipeline strong • $63 million growth in 1Q21, excluding PPP loans (~4% growth) • Optimistic on full year loan growth target • $19 million PPP loans at end of 1Q21 with an additional ~$3 million of loans forgiven through 4/22

15 Loan Portfolio Composition Residential 6.15% C&I 16.00% CRE Owner Occupied 12.26%CRE Investor 58.50% Commercial Const. 6.16% Consumer Loans / Other 0.93% • No single relationship represents more than ~6% of total loans, as of March 31st, 2021 • Improving commercial loan portfolio mix: Total Loan Portfolio = $1,673 million1 1 includes $19 million of PPP loans 1 4Q19 4Q20 1Q21 CRE Investor 59.8% 60.5% 58.5% CRE O/O + C&I 24.9% 27.1% 28.3%

CRE Portfolio Composition[1]



Total CRE Portfolio =
$1,184 million
Special Use
2.83%
Industrial
Warehouse
9.64%
Mixed Use
8.86%
MultiFamily
8.93%
Office
28.48%
Other
9.11%
1-4 Family
Investment
1.64%
Retail
30.50%

- Property Type mix continues to show well diversified exposure
- ~ 50% of all CRE loan balances have recourse
  - Non recourse loans require lower LTV and higher DSCR

Retail Segment Detail

Type	Count	$MM	%	LTV[3]
Retail[2]	81	$226	62%	64.8%
Grocery	11	$85	24%	63.2%
Pharmacy	7	$22	6%	65.8%
Gas / Auto Services	15	$16	4%	64.7%
Restaurant	26	$13	3%	55.8%
Total Retail	**140**	**$361**	**100%**	**64.1%**

- No significant exposure to any one retailer
- No exposure to bankrupt retailers

Office Segment Detail

Type	Count	$MM	%	LTV[3]
Office (primarily suburban)	85	$240	71%	65.2%
Medical	39	$95	28%	67.5%
Condo	8	$2	1%	67.0%
Total Office	**132**	**$337**	**100%**	**65.8%**



All Other
21%
NJ
5%
NY
17%
CT
57%

- 80% Office loans located in Bankwell's primary lending area
- Out of primary market loans are generally either GSA-leased, credit tenants, owner-occupied or medical office

[1] Includes Owner Occupied CRE, does not include Construction
[2] Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented
[3] LTVs based on original LTV values, at origination

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ALLL & Non-Performing Loans

18 Non Performing Loans Dollars in thousands NPL population adequately collateralized or individually reserved in ALLL 0.88% 0.66% 2.06% 1.87% 2018 2019 2020 1Q21 Non Performing Loans / Gross Loans NPLs $14,082 $10,588 $33,416 $31,366 1.53% 0.19% 0.16% 1Q21 Detail 1.87% SBA-guaranteed portion of NPLs All other NPLs COVID-19 related NPLs • COVID-19 deferrals are de minimus and fully reflected in 1Q21 non-performing loan population • As of 1Q21, all remaining COVID-19 deferral loans were evaluated for impairment and reflected accordingly in the ALLL • Actively engaged with non-performing borrowers to restructure loans to performing status

19 0.98% 0.89% 0.31% ($1.4) million $0.4 million $0.6 million 0.34% 2020 Improving Economic Factors Asset Growth / Mix Specifics 1Q21 General Specific 2021 ALLL Coverage Allowance for Loan Loss (“ALLL”) Walk 1.29% 1.23% • Bankwell not subject to CECL; ALLL calculated in accordance with the incurred loss model • Lower General Reserve ratio reflects improving macro-economic conditions • PPP loans guaranteed by the US government carry no reserve • Excluding PPP loan balances, 1Q21 ALLL is 1.24% $21.0 Million $20.5 Million

Capital

21 Tangible Book Value Tangible Book Value (TBV) Per Share Walk • Repurchased 65,626 shares at an average price of $21.66 per share • $0.99 increase in OCI primarily from mark-to-market on long-dated interest rate swaps $22.43 $23.99 $0.71 $0.14 $0.99 $0.02 2020 Net Income Dividends AOCI Share Buyback 1Q21

22 Capital Position 7.73% 8.44% 11.06% 12.28% 8.27% 8.82% 11.02% 12.17% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap it al 1Q21 4Q20 ‘Adequate’ + Buffer Min Bankwell’s capital position remains strong 2 Tier 1CET1 • In 4Q20, Bank up streamed $18 million dividend to parent company to prepare for 2021 capital actions ̶ $10 million subordinated debt retirement scheduled for 2Q21 • ~$35 million of additional Total Capital above ‘adequate’ + buffer • Tier 1 Leverage and TCE ratio reductions reflect the impact of carrying additional liquidity on the balance sheet • CRE concentration of 487%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

Bankwell History & Overview

24 + Second most affluent MSA in the Nation in per capita personal income (PCPI)2 + 4 of the top 25 wealthiest towns in the U.S.3 • Connecticut-based $2 billion bank, with focus on CRE and C&I lending • 11 existing branches in Fairfield & New Haven Counties • BWFG has $136 million deposits per branch; one of the highest in Fairfield & New Haven Counties1 • Our core market of Fairfield County (the Bridgeport-Stamford-Norwalk MSA) is the premier Connecticut location, highlighted by: Company Overview NASDAQ: BWFG 1 Source: S&P Global Market Intelligence’s Branch Competitors & Pricing Report as of 6/30/20, excluding global money center banks (tickers BAC, WFC, JPM, TD & C) + Headquarters of 9 Fortune 500 companies4 + Home to the two largest hedge funds in the U.S.5 2 Source: Bureau of Economic Analysis’ Metropolitan Area Table, contained within the Personal Income by County & Metropolitan Area, 2019 news release 11/17/20 3 Source: Bloomberg: 2020 Richest Places 4 Source: Fortune.com: 2020 Fortune 500 5 Source: Business Insider: The 10 Biggest Hedge Funds in the U.S., 5/18/18 Bankwell Profile Existing Branches (11) Fairfield County

Financial Snapshot

Dollars in thousands, except per share data	2016	2017[1]	2018	2019	2020	1Q21
Total assets	$1,628,919	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,244,467
Net loans	$1,343,895	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,650,127
Loan-to-deposit ratio	105.6%	110.1%	106.4%	107.1%	87.9%	89.0%
Efficiency ratio[2]	56.5%	54.9%	59.2%	60.2%	73.9%	58.0%
Non-interest expense / avg. assets	2.03%	1.88%	1.93%	1.90%	2.03%	1.73%
Net interest margin	3.54%	3.30%	3.18%	3.03%	2.77%	2.74%
Total capital to risk weighted assets	12.85%	12.19%	12.50%	13.35%	12.28%	12.28%
Tangible common equity ratio[2]	8.78%	8.81%	9.16%	9.56%	7.73%	8.27%
Return on average equity	8.94%	8.93%	10.19%	10.20%	3.35%	12.67%
Tangible book value per share[2]	$18.98	$20.59	$22.06	$23.15	$22.43	$23.99
Net interest income	$49,092	$54,364	$56,326	$53,761	$54,835	$14,655
Pre-tax, pre-provision net revenue	$22,224	$26,470	$24,593	$23,379	$14,907	$6,972
Net income	$12,350	$13,830	$17,433	$18,216	$5,904	$5,690
EPS (fully diluted)	$1.62	$1.78	$2.21	$2.31	$0.75	$0.71

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] A non-GAAP metric

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Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily EVP & Chief Risk & Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov EVP & CFO (since 2016)	25+	Mr. Ivanov has more than 29 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a certified public accountant. He is also Six Sigma Black Belt certified.
Matthew McNeill EVP & Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. He previously served as Senior Commercial Relationship Manager at HSBC, a Business Banker at Santander and a Managing Partner at American Real Estate Lending.
Laura J. Waitz EVP & Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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Thank You & Questions